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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ---------

                                   Form 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                                 -------------

        Date of Report (Date of earliest event reported) January 29, 2004

                                   CULP, INC.

            (Exact name of registrant as specified in its charter)


         North Carolina                  0-12781                56-1001967
(State or other jurisdiction of   (Commission File No.)       (IRS Employer
         incorporation)                                    Identification No.)



                             101 South Main Street
                       High Point, North Carolina  27260
                   (Address of principal executive offices)
                                (336) 889-5161
             (Registrant's telephone number, including area code)





         (Former name or former address, if changed since last report)





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



Item 9 --   Regulation FD

On January 29, 2004, the registrant issued a press release to disclose a $25.0 million prepayment on it's $75.0 million of outstanding senior notes. A copy of the press release is attached hereto as Exhibit 99.

Forward Looking Information.

This report contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. In addition, strengthening of the U. S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.










                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CULP, INC.
                                    (Registrant)


                              By:    Franklin N. Saxon
                                    -------------------
                                     Executive Vice President and
                                     Chief Financial Officer





Dated:  January 29, 2004

Exhibit 99
                                  NEWS RELEASE

Investor Contact: Kathy J. Hardy         Media Contact:   Kenneth M. Ludwig
                  Corporate Secretary                     Senior Vice President,
                  336-888-6209                            Human Resources
                                                          336-889-5161




             CULP ANNOUNCES $25.0 MILLION PREPAYMENT OF SENIOR NOTES


HIGH POINT, N.C. (January 29, 2004) - Culp, Inc. (NYSE: CFI) today announced that the company has made a $25.0 million prepayment on its $75.0 million of outstanding senior notes. These notes carry an interest rate of 7.76 percent with annual principal payments due beginning March 2006, and continuing until March 2010. As part of the transaction, the company negotiated a five percent, or $1.25 million, premium to be paid to the current note holders for the prepayment of this principal amount.

"As we have previously noted, one of Culp's important financial goals is to maintain a strong balance sheet," commented Robert G. Culp, III, chairman of the board and chief executive officer of Culp, Inc. "We have generated sufficient cash from operations to reduce our long-term debt by a total of $86.0 million, including this prepayment, over the past three and a half years. By taking this opportunity to reduce our debt on favorable terms, our long -term debt now stands at $51.1 million. Considering this reduction, as of the end of the second fiscal quarter, our debt-to-capital ratio would have been 35 percent instead of 44 percent. This transaction, with related closing costs, will result in a charge of approximately $1.6 million, or $0.08 per share, in the third fiscal quarter of 2004. However, we will realize annualized savings of approximately $1.7 million, or $0.09 per share, in net interest expense over the next two years, and a declining amount over the remainder of the notes' term until 2010. We believe that taking this step to further strengthen our financial position provides Culp with a distinct competitive advantage in today's business environment."

Culp, Inc. is one of the world's largest marketers of upholstery fabrics for furniture and is a leading marketer of mattress ticking for bedding. The company's fabrics are used principally in the production of residential and commercial furniture and bedding products.

This release contain statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward-looking statements are intended to speak only as of the date on which they are made. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. In addition, strengthening of the U. S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Also, economic and political instability in international areas could affect the company's operations or sources of goods in those areas, as well as demand for the company's products in international markets. Finally, unanticipated delays or costs in executing restructuring actions could cause the cumulative effect of restructuring actions to fail to meet the objectives set forth by management. Other factors that could affect the matters discussed in forward-looking statements are included in the company's periodic reports filed with the Securities and Exchange Commission.